Exhibit 99.1

Alliance Entertainment Reports Second Quarter Fiscal Year 2025 Results

Strategic investments and partnerships set stage for strong second half outlook

Reduced revolver debt by 31%, strengthening balance sheet and liquidity position

Higher-margin Direct to Consumer sales reach 42% of gross revenue

PLANTATION, Fla., February 13, 2025 (GLOBE NEWSWIRE) — Alliance Entertainment Holding Corporation (Nasdaq: AENT), a global distributor and wholesaler specializing in music, movies, video games, electronics, arcades, and collectibles, reported its financial and operational results for the second quarter and six months ended December 31, 2024.

Second Quarter FY 2025 and Subsequent Highlights

●	Completed the acquisition of Handmade by Robots, a rapidly growing collectible brand known for its unique vinyl figures designed to replicate the look of hand-knit plush toys. This strategic acquisition bolsters Alliance Entertainment’s presence in the high-demand licensed collectibles market, adding iconic franchises such as DC Comics, Harry Potter, Jurassic World, Peanuts, Disney, Sonic the Hedgehog, Hello Kitty, SpongeBob SquarePants, and Star Trek to its portfolio.

●	Secured an exclusive home entertainment license agreement with Paramount Pictures, making Alliance the exclusive distributor of Paramount’s physical media, including DVD, Blu-ray, 4K and UHD, across the U.S. and Canada. This strategic partnership enhances Alliance’s leadership in home entertainment distribution, providing direct access to Paramount’s extensive library of blockbuster films and iconic TV series while strengthening relationships with major retailers and collectors.

●	Signed strategic retail partnerships to expand product placement across mass-market and specialty retailers, reinforcing Alliance’s market leadership in entertainment distribution.

●	Higher-margin Consumer Direct Fulfillment (CDF) sales accounted for 42% of gross sales revenue.

●	Vinyl record sales increased by 12% year-over-year, rising from $97 million to $109 million, driven by higher consumer demand and a 7% increase in the average selling price.

●	Physical movie sales surged 23% year-over-year, from $70 million to $86 million, fueled by premium 4K UHD and collectible SteelBook editions.

●	Reduced total operating expenses by 13% year-over-year, with distribution and fulfillment costs declining 18% due to automation initiatives and the consolidation of warehouse operations.

●	Interest expense declined 15% year-over-year, reflecting a lower revolving credit balance and improved financial efficiency.

●	Net income of $7.1 million, or $0.14 per diluted share, compared to $8.9 million, or $0.18 per diluted share, in Q2 FY24. Results include a $2.5 million non-cash expense related to warrant liabilities, which reduced EPS by $0.05 per share. Excluding this impact, net income would have increased year-over-year, reflecting disciplined cost management and operational efficiencies.

●	Adjusted EBITDA of $16.1 million, supporting continued profitability through cost efficiencies and strategic growth initiatives.

“During the second quarter of fiscal 2025, we successfully executed on our strategy to strengthen our leadership in key entertainment categories, expand our exclusive content offerings, and enhance operational efficiency,” commented Bruce Ogilvie, Chairman of Alliance Entertainment.

“Operationally, we continued to focus on enhancing efficiencies while meeting strong demand in key product categories. Consumer Direct Fulfillment (CDF) accounted for 42% of gross revenue, reinforcing our ability to deliver directly to consumers at scale. Vinyl and physical movie sales posted double-digit year-over-year growth, reflecting the continued enthusiasm for high-quality, collectible entertainment formats. At the same time, our automation initiatives and warehouse consolidation efforts led to an 18% reduction in distribution and fulfillment expenses, positioning us for improved profitability moving forward.

“We are confident that the strategic investments we are making today will drive meaningful value for our shareholders. Our focus remains on strengthening our content partnerships, expanding our exclusive product offerings, and leveraging our scale to enhance margins and profitability. As we look ahead, we see multiple catalysts for growth that will position Alliance Entertainment for long-term success,” concluded Ogilvie.

Jeff Walker, Chief Executive Officer of Alliance Entertainment, added, “The second quarter was an important period for Alliance as we executed key strategic initiatives that will fuel our growth in the back half of fiscal 2025 and beyond. Our portfolio mix continues to shift toward higher-margin categories, and our cost structure is improving.

“Our recent acquisition of Handmade by Robots represents an exciting step forward in our collectibles business, which remains one of the fastest-growing segments in entertainment retail. These meticulously designed vinyl figures resonate with passionate collectors worldwide, and through Alliance’s unmatched distribution network, we see significant upside in expanding their reach across our mass-market, specialty, and ecommerce retail partners. Likewise, our exclusive home entertainment distribution agreement with Paramount, which took effect January 1, 2025, solidifies our position as a leader in physical media by bringing one of the most renowned film and television libraries into our portfolio. These two initiatives are key building blocks in our strategy to drive long-term growth.

“In terms of financial performance, we navigated a transitional quarter while maintaining strong profitability metrics. Our net income of $7.1 million reflects disciplined cost management and operational efficiencies, though it was impacted by a $2.5 million non-cash expense related to warrant liabilities.

“Our underlying business remains strong, with positive trends in several key product categories and a continued focus on strengthening our balance sheet. We delivered $16.1 million in Adjusted EBITDA this quarter, demonstrating the resilience of our business model even in a dynamic market environment. Our efforts to streamline operations, reduce distribution costs, and optimize inventory management are yielding results, and we expect further improvements as we move forward.

“Looking ahead, we remain focused on executing our growth strategy by capitalizing on exclusive content, expanding high-demand product categories, and continuing to optimize our cost structure. With the addition of Handmade by Robots to our portfolio and the launch of our exclusive home entertainment partnership with Paramount at the start of fiscal Q3 2025, we are strengthening our ability to drive growth in key categories. These strategic moves, combined with our ongoing efficiency initiatives, set the stage for a strong second half of the fiscal year, and we remain confident in our ability to drive long-term shareholder value,” concluded Walker.

Second Quarter FY 2025 Financial Results

●	Net revenues for the fiscal second quarter ended December 31, 2024, were $393.7 million, compared to $425.6 million in the same period of 2023.

●	Gross profit for the fiscal second quarter ended December 31, 2024, was $42.3 million, compared to $47.7 million in the same period of 2023.

●	Gross profit margin for the fiscal second quarter ended December 31, 2024, was 10.7%, compared to 11.2% in the same period of 2023.

●	Net income for the fiscal second quarter ended December 31, 2024, was $7.1 million, compared to net income of $8.9 million for the same period of 2023. Net income for the second quarter of fiscal year 2025 included a $2.5 million non-cash charge for the change in fair value of warrants.

●	Adjusted EBITDA for the fiscal second quarter ended December 31, 2024, was $16.1 million, compared to Adjusted EBITDA of $17.9 million for the same period of 2023.

1H FY 2025 Financial Results

●	Net revenues for the six months ended December 31, 2024, were $622.7 million, compared to $652.3 million in the same period of 2023.

●	Gross profit for the six months ended December 31, 2024, was $67.8 million, compared to $74.0 million in the same period of 2023.

●	Gross profit margin for the six months ended December 31, 2024, was 10.9%, compared to 11.3% in the same period of 2023.

●	Net income for the six months ended December 31, 2024, was $7.5 million, compared to net income of $5.5 million for the same period of 2023. Net income for first half of fiscal year 2025 included a $2.5 million non-cash charge for the change in fair value of warrants.

●	Adjusted EBITDA for the six months ended December 31, 2024, was $19.5 million, compared to Adjusted EBITDA of $19.2 million for the same period of 2023.

Conference Call

Alliance Entertainment Executive Chairman Bruce Ogilvie and CEO and CFO Jeff Walker will host the conference call, which will be followed by a question-and-answer session. A presentation will accompany the call and can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday, February 13, 2025
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1-877-407-0784
International dial-in number:	1-201-689-8560
Conference ID:	13751293

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact RedChip Companies at 1-407-644-4256.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1705266&tp_key=755304cd6f and via the investor relations section of the Company’s website here.

A telephone replay of the call will be available approximately three hours after the call concludes and can be accessed through April 13, 2025, using the following information:

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13751293

About Alliance Entertainment

Alliance Entertainment (NASDAQ: AENT) is a premier distributor of music, movies, toys, collectibles, and consumer electronics. We offer over 325,000 unique in-stock SKU’s, including over 57,300 exclusive compact discs, vinyl LP records, DVDs, Blu-rays, and video games. Complementing our vast media catalog, we also stock a full array of related accessories, toys, and collectibles. With more than thirty-five years of distribution experience, Alliance Entertainment serves customers of every size, providing a robust suite of services to resellers and retailers worldwide. Our efficient processing and essential seller tools noticeably reduce the costs associated with administrating multiple vendor relationships, while helping omni-channel retailers expand their product selection and fulfillment goals. For more information, visit www.aent.com.

Forward Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether identified in this Press Release, and on the current expectations of Alliance’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Alliance. These forward-looking statements are subject to a number of risks and uncertainties, including risks relating to the anticipated growth rates and market opportunities; changes in applicable laws or regulations; the ability of Alliance to execute its business model, including market acceptance of its systems and related services; Alliance’s reliance on a concentration of suppliers for its products and services; increases in Alliance’s costs, disruption of supply, or shortage of products and materials; Alliance’s dependence on a concentration of customers, and failure to add new customers or expand sales to Alliance’s existing customers; increased Alliance inventory and risk of obsolescence; Alliance’s significant amount of indebtedness; our ability to refinance our existing indebtedness; our ability to continue as a going concern absent access to sources of liquidity; risks and failure by Alliance to meet the covenant requirements of its revolving credit facility, including a fixed charge coverage ratio; risks that a breach of the revolving credit facility, including Alliance’s recent breach of the covenant requirements, could result in the lender declaring a default and that the full outstanding amount under the revolving credit facility could be immediately due in full, which would have severe adverse consequences for the Company; known or future litigation and regulatory enforcement risks, including the diversion of time and attention and the additional costs and demands on Alliance’s resources; Alliance’s business being adversely affected by increased inflation, higher interest rates and other adverse economic, business, and/or competitive factors; geopolitical risk and changes in applicable laws or regulations; risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations; substantial regulations, which are evolving, and unfavorable changes or failure by Alliance to comply with these regulations; product liability claims, which could harm Alliance’s financial condition and liquidity if Alliance is not able to successfully defend or insure against such claims; availability of additional capital to support business growth; and the inability of Alliance to develop and maintain effective internal controls.

For investor inquiries, please contact:

Dave Gentry

RedChip Companies, Inc.

1-407-644-4256

AENT@redchip.com

ALLIANCE ENTERTAINMENT HOLDING CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
($ in thousands except share and per share amounts)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Revenues	$393,672	$425,586	$622,662	$652,341
Cost of Revenues (excluding depreciation and amortization)	351,382	377,883	554,837	578,384
Operating Expenses
Distribution and Fulfillment Expense	12,419	15,144	21,437	26,858
Selling, General and Administrative Expense	13,800	15,157	26,905	29,718
Depreciation and Amortization	1,255	1,412	2,512	3,054
Restructuring Cost	19	—	69	47
Gain on Disposal of Fixed Assets	—	—	(15)	—
Total Operating Expenses	27,493	31,713	50,908	59,677
Operating Income	14,797	15,990	16,917	14,280
Other Expenses
Interest Expense, Net	2,827	3,328	5,666	6,468
Change in Fair Value of Warrants	2,545	(41)	2,586	(165)
Total Other Expenses	5,372	3,287	8,252	6,303
Income Before Income Tax Expense	9,425	12,703	8,665	7,977
Income Tax Expense	2,354	3,789	1,197	2,525
Net Income	7,071	8,914	7,468	5,452
Net Income per Share – Basic and Diluted	0.14	0.18	$0.15	$0.11
Weighted Average Common Shares Outstanding - Basic	50,957,370	50,930,770	50,957,370	50,716,470
Weighted Average Common Shares Outstanding - Diluted	50,965,970	51,394,570	50,965,970	51,180,270

ALLIANCE ENTERTAINMENT HOLDING CORP.

UNAUDITED CONSOLIDATED BALANCE SHEETS

($ in thousands)	December 31, 2024	June 30, 2024
	(Unaudited)
Assets
Current Assets
Cash	$2,490	$1,129
Trade Receivables, Net of Allowance for Credit Losses of $830 and $648, respectively	147,038	92,357
Inventory, Net	96,338	97,429
Other Current Assets	7,658	5,298
Total Current Assets	253,524	196,213
Property and Equipment, Net	12,226	12,942
Operating Lease Right-of-Use Assets, Net	20,710	22,124
Goodwill	89,116	89,116
Intangibles, Net	18,470	13,381
Other Long-Term Assets	177	503
Deferred Tax Asset, Net	7,500	6,533
Total Assets	$401,723	$340,812
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	$190,362	$133,221
Accrued Expenses	7,745	9,371
Current Portion of Operating Lease Obligations	2,699	1,979
Current Portion of Finance Lease Obligations	2,947	2,838
Contingent Liability	511	511
Total Current Liabilities	204,265	147,920
Revolving Credit Facility, Net	66,975	69,587
Finance Lease Obligation, Non- Current	3,510	5,016
Operating Lease Obligations, Non-Current	19,044	20,413
Shareholder Loan (subordinated), Non-Current	10,000	10,000
Warrant Liability	2,379	247
Total Liabilities	306,173	253,183
Commitments and Contingencies (Note 12)
Stockholders’ Equity
Preferred Stock: Par Value $0.0001 per share, Authorized 1,000,000 shares, Issued and Outstanding 0 shares as of December 31, 2024, and June 30, 2024	—	—
Common Stock: Par Value $0.0001 per share, Authorized 550,000,000 shares at December 31, 2024, and at June 30, 2024; Issued and Outstanding 50,957,370 Shares as of December 31, 2024, and June 30, 2024	5	5
Paid In Capital	48,512	48,058
Accumulated Other Comprehensive Loss	(79)	(79)
Retained Earnings	47,113	39,645
Total Stockholders’ Equity	95,551	87,629
Total Liabilities and Stockholders’ Equity	$401,723	$340,812

ALLIANCE ENTERTAINMENT HOLDING CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended	Six Months Ended
($ in thousands)	December 31, 2024	December 31, 2023
Cash Flows from Operating Activities:
Net Income	$7,468	$5,452
Adjustments to Reconcile Net Income to
Net Cash Provided by (Used in) Operating Activities:
Depreciation of Property and Equipment	849	1,027
Amortization of Intangible Assets	1,663	2,027
Amortization of Deferred Financing Costs (Included in Interest)	702	159
Allowance for Credit Losses	574	333
Change in Fair Value of Warrants		2,587
Deferred Income Taxes	(967)	—
Operating Lease Right-of-Use Assets	1,414	1,764
Operating Lease Obligations	(649)	(1,957)
Gain on Disposal of Fixed Assets	(15)	—
Changes in Assets and Liabilities, Net of Acquisitions
Trade Receivables	(55,255)	(78,957)
Inventory	1,849	32,831
Income Taxes Payable\Receivable	1,494	2,557
Other Assets	(2,319)	2,217
Accounts Payable	57,141	60,675
Accrued Expenses	(2,918)	(2,022)
Net Cash Provided by Operating Activities	13,618	26,106
Cash Flows from Investing Activities:
Capital Expenditures	(10)	(131)
Cash inflow from Asset Disposal	15	—
Cash Paid for Business Asset Purchase	(7,551)	—
Net Cash Used in Investing Activities	(7,546)	(131)
Cash Flows from Financing Activities:
Payments on Revolving Credit Facility	(538,604)	(591,057)
Borrowings on Revolving Credit Facility	535,289	558,768
Proceeds from Shareholder Note (Subordinated), Current	—	46,000
Payments on Shareholder Note (Subordinated), Current	—	(36,000)
Issuance of common stock, net of transaction costs	—	3,516
Deferred Financing Costs	—	(4,211)
Payments on Financing Leases	(1,396)	(1,201)
Net Cash Used in Financing Activities	(4,711)	(24,185)
Net Increase in Cash	1,361	1,790
Cash, Beginning of the Period	1,129	865
Cash, End of the Period	$2,490	$2,655
Supplemental disclosure for Cash Flow Information
Cash Paid for Interest	$5,735	$6,468
Cash Paid for Income Taxes	$795	$44
Supplemental Disclosure for Non-Cash Investing and Financing Activities
Stock-based compensation conversion to stock		1,386
Conversion of Warrants from liability to Equity	454

Non-GAAP Financial Measures: We define Adjusted EBITDA as net income or loss adjusted to exclude: (i) income tax expense; (ii) other income (loss); (iii) interest expense; and (iv) depreciation and amortization expense and (v) other infrequent, non- recurring expenses. Our method of calculating Adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use Adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present Adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP. See the table below for a reconciliation, for the periods presented, of our GAAP net income (loss) to Adjusted EBITDA.

	Three Months Ended	Three Months Ended
($ in thousands)	December 31, 2024	December 31, 2023
Net Income	$7,071	$8,914
Add back:
Interest Expense	2,827	3,328
Income Tax Expense	2,354	3,789
Depreciation and Amortization	1,255	1,412
EBITDA	$13,507	$17,443
Adjustments
Stock-based Compensation Expense	-	58
Change In Fair Value of Warrants	2,545	(41)
Merger-related Contingent Losses	-	461
Restructuring Cost	19	-
Adjusted EBITDA	$16,071	$17,921

	Six Months Ended	Six Months Ended
($ in thousands)	December 31, 2024	December 31, 2023
Net Income	$7,468	$5,452
Add back:
Interest Expense	5,666	6,468
Income Tax Expense	1,197	2,525
Depreciation and Amortization	2,512	3,054
EBITDA	$16,843	$17,499
Adjustments
Stock-based Compensation Expense	-	1,386
Restructuring Cost	69	47
Change In Fair Value of Warrants	2,586	(165)
Merger-related Contingent Losses	-	461
Loss on Disposal of Property and Equipment	(15)	-
Adjusted EBITDA	$19,483	$19,228